EXHIBIT 10.11




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 VSOURCE, INC.,

                             OTT ACQUISITION CORP.,

                     ONLINE TRANSACTION TECHNOLOGIES, INC.,

                                       AND

                       COLIN P. KRUGER AND MICHAEL SHIRMAN

                         DATED AS OF  DECEMBER 14, 2000

ARTICLE 1 THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.1  The Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.2  Closing of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.3  Effective Time.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.4  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . .   1
  1.5  Articles of Incorporation and Bylaws.. . . . . . . . . . . . . . . . . .   2
  1.6  Directors and Officers.. . . . . . . . . . . . . . . . . . . . . . . . .   2
ARTICLE 2 CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . .   2
  2.1  Conversion.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.2  Escrow of Shares.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  2.3  Exchange of Certificates and Warrants. . . . . . . . . . . . . . . . . .   3
  2.4  No Fractional Shares.. . . . . . . . . . . . . . . . . . . . . . . . . .   4
  2.5  Return of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  2.6  Closing of the Company's Transfer Books. . . . . . . . . . . . . . . . .   4
  2.7  Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE 3 MERGER CONSIDERATION ADJUSTMENTS. . . . . . . . . . . . . . . . . . .   4
  3.1  Closing Date Adjustment. . . . . . . . . . . . . . . . . . . . . . . . .   4
  3.2  Post-Closing Adjustment. . . . . . . . . . . . . . . . . . . . . . . . .   5
  3.3  Payment of Adjusted Merger Consideration.. . . . . . . . . . . . . . . .   5
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS. . . .   5
  4.1  Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . .   5
  4.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  4.3  No Violation of Law and Agreements.. . . . . . . . . . . . . . . . . . .   6
  4.4  Capitalization; Corporate Records. . . . . . . . . . . . . . . . . . . .   6
  4.5  No Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  4.6  Financial Statements and Records.. . . . . . . . . . . . . . . . . . . .   7
  4.7  No Undisclosed Liabilities.. . . . . . . . . . . . . . . . . . . . . . .   7
  4.8  Absence of Certain Changes.. . . . . . . . . . . . . . . . . . . . . . .   7
  4.9  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
 4.10  Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . . . . .  10
 4.11  Contracts and Other Agreements.. . . . . . . . . . . . . . . . . . . . .  10
 4.12  Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 4.13  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  12
 4.14  Intangible Property and Computer Software. . . . . . . . . . . . . . . .  12
 4.15  Properties.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 4.16  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 4.17  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
 4.18  Labor and Employment Matters.. . . . . . . . . . . . . . . . . . . . . .  14
 4.19  Employee Benefit Plans.. . . . . . . . . . . . . . . . . . . . . . . . .  14
 4.20  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 4.21  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 4.22  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 4.23  Relations with Suppliers and Customers.. . . . . . . . . . . . . . . . .  15
 4.24  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 4.25  Transactions with Affiliates.. . . . . . . . . . . . . . . . . . . . . .  15
 4.26  Securities Act.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 4.27  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
 4.28  Representations Complete.. . . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB . . . . . . .  17
  5.1  Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . .  17


                                       -i-

  5.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  5.3  No Violation of Law and Agreements.. . . . . . . . . . . . . . . . . . .  17
  5.4  Parent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  5.5  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  5.6  Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  5.7  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  5.8  No Material Adverse Change.. . . . . . . . . . . . . . . . . . . . . . .  18
  5.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ARTICLE 6 PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.1  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.2  Efforts to Close.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.3  Continued Effectiveness of Representations and Warranties. . . . . . . .  19
  6.4  Examinations and Investigations. . . . . . . . . . . . . . . . . . . . .  19
  6.5  No Solicitation of Transactions. . . . . . . . . . . . . . . . . . . . .  19
  6.6  Shareholder Approval.. . . . . . . . . . . . . . . . . . . . . . . . . .  20
  6.7  Public Announcements.. . . . . . . . . . . . . . . . . . . . . . . . . .  20
ARTICLE 7 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. . . . . . . . . . . . .  20
  7.1  Representations and Warranties.. . . . . . . . . . . . . . . . . . . . .  20
  7.2  Corporate Action and Compliance with Covenants.. . . . . . . . . . . . .  20
  7.3  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  7.4  Absence of Adverse Governmental Action.. . . . . . . . . . . . . . . . .  20
  7.5  Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  7.6  Opinion of Counsel.. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  7.7  No Material Adverse Change.. . . . . . . . . . . . . . . . . . . . . . .  21
ARTICLE 8 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. . . . . . . .  21
  8.1  Representations and Warranties.. . . . . . . . . . . . . . . . . . . . .  21
  8.2  Compliance with Covenants. . . . . . . . . . . . . . . . . . . . . . . .  21
  8.3  Corporate Action.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  8.4  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  8.5  Opinion of Counsel.. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  8.6  Absence of Adverse Governmental Action.. . . . . . . . . . . . . . . . .  21
  8.7  Filings; Consents; Waiting Periods.. . . . . . . . . . . . . . . . . . .  21
  8.8  Shareholder Approval.. . . . . . . . . . . . . . . . . . . . . . . . . .  22
  8.9  Warrant Holder Approval. . . . . . . . . . . . . . . . . . . . . . . . .  22
 8.10  Employment Confidentiality Agreements. . . . . . . . . . . . . . . . . .  22
 8.11  Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 8.12  Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 8.13  Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .  22
 8.14  Estoppels. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 8.15  No Material Adverse Change.. . . . . . . . . . . . . . . . . . . . . . .  22
 8.16  Non-Compete. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
ARTICLE 9 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  9.1  Survival of Representations. . . . . . . . . . . . . . . . . . . . . . .  22
  9.2  Company Shareholders' Obligation to Indemnify. . . . . . . . . . . . . .  23
  9.3  Notice of Asserted Liability.. . . . . . . . . . . . . . . . . . . . . .  23
  9.4  Opportunity to Defend. . . . . . . . . . . . . . . . . . . . . . . . . .  23
  9.5  Losses to Surviving Corporation. . . . . . . . . . . . . . . . . . . . .  23
  9.6  No Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  9.7  Actions by Company Shareholders. . . . . . . . . . . . . . . . . . . . .  24
ARTICLE 10 TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . .  24
 10.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


                                      -ii-

 10.2  Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
ARTICLE 11 TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
ARTICLE 12 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 12.1  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 12.2  Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 12.3  Waivers and Amendments.. . . . . . . . . . . . . . . . . . . . . . . . .  26
 12.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 12.5  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 12.6  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 12.7  Binding Effect; Assignment.. . . . . . . . . . . . . . . . . . . . . . .  27
 12.8  No Third Party Beneficiaries.. . . . . . . . . . . . . . . . . . . . . .  27
 12.9  Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
12.10  Schedules and Exhibits.. . . . . . . . . . . . . . . . . . . . . . . . .  27
12.11  Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
12.12  Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
12.13  Mutual Drafting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
12.14  Further Assurances.. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
12.15  Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of December 14, 2000, by and among VSOURCE, INC., a Delaware corporation ("PARENT"), OTT ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), ONLINE TRANSACTION TECHNOLOGIES, INC., a California corporation (the "COMPANY"), and COLIN P. KRUGER and MICHAEL SHIRMAN (the "FOUNDERS").

                                    RECITALS
                                    --------

     A. The Boards of Directors of each of Parent, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company on the terms and subject to the conditions hereinafter provided is in the best interests of such companies and their respective shareholders and, accordingly have approved such merger.

     B. The Founders, who are the founders and are substantial shareholders of the Company, believe that such merger is in the best interests of the Company and its shareholders.

     C. The parties intend for such merger to qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows (capitalized terms shall have the meanings ascribed to such terms in Schedule A
                                                                      ----------
unless  otherwise  indicated):

                                    ARTICLE 1
                                    ---------

                                   THE MERGER
                                   ----------

     1.1     The  Merger.  At  the Effective Time and upon the terms and subject
             ------------
to the conditions of this Agreement and in accordance with the CGCL, Merger Sub shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease.

     1.2     Closing  of  the Merger.  The closing of the Merger (the "CLOSING")
             ------------------------
will take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Los Angeles, California 90071, at 10:00 a.m. on the third business day following the date on which the conditions to closing set forth herein have been satisfied or waived or at such other place, time or date as the parties may mutually agree to in writing (such date being referred to herein as the "CLOSING DATE").

     1.3     Effective  Time.  Subject  to the terms and conditions set forth in
             ----------------
this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall duly execute and cause to be duly filed with the Secretary of State of the State of California in accordance with the CGCL a merger agreement and officers' certificates in form and substance required by the CGCL (the "FILED MERGER AGREEMENT"). The Merger shall be deemed effective at the time that the Filed Merger Agreement is accepted by the California Secretary of State (the "EFFECTIVE TIME"). Parent shall seek expedited review of the Filed Merger Agreement by the California Secretary of State, provided that such state permits expedited review and that the cost of doing so does not exceed $500.

     1.4     Effects of the Merger.  The Merger shall have the effects set forth
             ----------------------
in the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5     Articles  of  Incorporation  and  Bylaws.  The  Articles  of
             -----------------------------------------
Incorporation and the Bylaws of the Company in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

     1.6     Directors  and  Officers.  The  directors of Merger Sub immediately
             -------------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly appointed and qualified.

                                    ARTICLE 2
                                    ---------

                            CONVERSION OF SECURITIES
                            ------------------------

     2.1     Conversion.  At  the  Effective  Time,  by virtue of the Merger and
             -----------
without  any  action  on  the  part  of  any  person:

          (a) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Subject to the provisions of Sections 2.4 and 2.7, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio.

          (c) Subject to the provisions of Sections 2.4 and 2.7, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio.

          (d) Each Company Employee Option, whether or not then vested, will be deemed an option to purchase shares of Parent Common Stock as described in this paragraph. Each Company Employee Option will continue to have, and be subject to, the same terms and conditions set forth in the stock option or other agreement pursuant to which it was granted, except that (i) each Company
Employee Option will be exercisable (subject to any applicable vesting provisions) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Employee Option immediately prior to the Effective Time (without regard to the vesting provisions) multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Employee Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Employee Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent; and
(iii) the period during which the optionee was employed with the Company shall be credited to the optionee for purposes of the vesting schedule under the optionee's Company Employee Option.

          (e) Each Company Warrant shall be converted into the right to receive a warrant, in the form of Exhibit J-1 or, in the case of a Company
                                        -----------
Warrant  held by any KGI Party, in the form of Exhibit J-2, exercisable (subject
                                               -----------
to any applicable vesting provisions) for that number of shares of Parent Common Stock set forth opposite such Company Warrant on Schedule 2.1(e) under the
                                                       ---------------
caption "Underlying Parent Common Stock," and having the per share exercise price set forth opposite such Company Warrant on Schedule 2.1(e) under the
                                                       ---------------
caption  "New  Exercise  Price"  (a  "REPLACEMENT  WARRANT").

     2.2     Escrow of Shares.  Notwithstanding anything herein to the contrary,
             -----------------
at Closing Parent will deposit into an escrow with Sheppard, Mullin, Richter & Hampton LLP (the "ESCROW AGREEMENT") twenty-five percent (25%) of the shares of Parent Common Stock to be issued to each Company Shareholder pursuant to Section 2.1, for the purpose of providing a fund for the satisfaction of the obligations of the Company Shareholders under Sections 3.2, 3.3, 9.2 and 12.15. The Escrow Agent shall hold and release such shares in accordance with an escrow agreement in the form of Exhibit A (the "ESCROW AGREEMENT"), which shall be entered into
                 ---------
by Parent, the Company, the Founders and the Escrow Agent at Closing. Any amounts paid in satisfaction of such obligations shall be deemed an adjustment to the merger consideration payable hereunder to the Company Shareholders.

     2.3     Exchange  of  Certificates  and  Warrants.
             -----------------------------------------

          (a) Promptly following the Effective Time, Parent shall deliver to its transfer agent (the "EXCHANGE AGENT") for the benefit of the Company Shareholders the Total Number of Shares of Parent Common Stock To Be Issued (less the shares deposited under the Escrow Agreement), and cash to be paid in lieu of fractional shares of Parent Common Stock.

          (b) Within ten (10) business days after the Effective Time, the Exchange Agent shall mail to each Company Shareholder a letter of transmittal, which shall (i) set forth instructions for use in effecting the surrender of certificates representing Company Capital Stock, (ii) specify that delivery shall be effected and risk of loss and title to the certificates representing shares shall pass only upon delivery of the certificates to the Exchange Agent and (iii) otherwise shall be in such form and have such other provisions as Parent may reasonably specify. Upon surrender of a certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the Company Shareholder shall be entitled to receive in exchange therefor (i) a certificate representing seventy-five percent (75%) of the number of whole shares of Parent Common Stock to which the Shareholder is entitled by virtue of the Company Capital Stock held by him or her immediately prior to the Effective Time, and (ii) a check representing the cash to which such Company Shareholder is entitled to receive on account of a fractional share of Parent Common Stock that would have been issuable to such Company Shareholder but for the provisions of Section 2.4). The certificate(s) so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.3, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the merger consideration provided for herein.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to a Company Shareholder who has not surrendered his or her certificate. Subject to the effect of applicable laws, following surrender of any such certificate there shall be paid to the Company Shareholder
(i) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Parent Common Stock into which the Company Capital Stock represented by the certificate were converted, and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (d) In the event that any certificate for Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor a new certificate upon the making of an affidavit of that fact by the Company Shareholder and the delivery of a suitable bond or indemnity in a form reasonably acceptable to Parent.

          (e) The Company Warrants will be exchanged for the Replacement Warrants as provided in the applicable Warrant Holder Agreement.

     2.4     No  Fractional  Shares.  No  fractions  of a share of Parent Common
             ----------------------
Stock shall be issued in the Merger but in lieu thereof each Company Shareholder otherwise entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Company Stock issuable to such person) shall upon surrender of his or her certificate or certificates be entitled to receive an amount of cash (without interest) determined by multiplying the fractional share interest to which such Company Shareholder would otherwise be entitled by $6.1213 per share.

     2.5     Return  of  Funds.  Promptly following the first anniversary of the
             -----------------
Closing Date, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each Company Shareholder may surrender his or her certificate representing Company Capital Stock to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the merger consideration to which he or she is entitled, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to a Company Shareholder for any merger consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     2.6     Closing  of  the  Company's Transfer Books.  At the Effective Time,
             ------------------------------------------
the stock transfer records of the Company shall be closed and no transfer of shares of Company Capital Stock shall thereafter be made.

     2.7     Dissenting  Shares.
             ------------------

          (a) Notwithstanding anything to the contrary contained herein, any shares of Company Capital Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of the CGCL shall not be converted into or represent the right to receive Parent Common Stock in accordance with
Section 2.1 (or cash in lieu of fractional shares in accordance with Section 2.4), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Chapter 13 of the CGCL; provided, however, that if the status of any such shares as "dissenting shares"
--------   -------
shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 2.1 (and cash in lieu of fractional shares in accordance with Section 2.4).

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to the CGCL and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the CGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

                                    ARTICLE 3
                                    ---------

                        MERGER CONSIDERATION ADJUSTMENTS
                        --------------------------------

     3.1     Closing  Date Adjustment.  At the Closing, the Merger Consideration
             ------------------------
Dollar Value shall be adjusted upward or downward on a dollar-for-dollar basis to the extent that the Net Book Value immediately prior to the Closing Date is higher or lower than the Net Book Value reflected on the balance sheet of the Company as at September 30, 2000. As used herein, "NET BOOK VALUE" means the book value of the assets of the Company minus the book value of the liabilities of the Company, determined in accordance with GAAP as modified by the accounting methodology set forth on Schedule 3.1 ("MODIFIED GAAP"). The Net Book Value
                             ------------
initially shall be determined by the Founders and shall be set forth in a certificate delivered by the Founders to Parent at the Closing (the "CLOSING STATEMENT").

     3.2     Post-Closing Adjustment.  As soon as practicable after the Closing,
             -----------------------
but  in  no  event later than 90 days after the Closing Date, the Founders shall furnish to Parent an unaudited statement (the "POST-CLOSING STATEMENT") reflecting the Net Book Value immediately prior to the Closing Date, prepared in accordance with Modified GAAP. Within 30 days after the delivery of the Post-Closing Statement to Parent, Parent shall either accept the determination of Net Book Value set forth therein, in which case such determination shall be final and binding on the parties, or object to the determination, specifying in reasonable detail in writing the nature of their objections (including any supporting schedules, analyses, working papers and other documentation), provided, however, that Parent may object to the determination of the Founders
--------   -------
only on the basis of mathematical errors or on the grounds that the determination was not made in accordance with Modified GAAP. If Parent fails to accept or reject the determination within such 30 day period, the determination shall be deemed to have been accepted at 5:00 p.m., Pacific Standard Time, on the 30th day. In the event that Parent shall object to the Founders' determination of Net Book Value, the parties shall endeavor in good faith to reconcile their differences for a period of 15 days following the receipt of such written objection. In the event that Parent and the Founders are unable to resolve their differences within said 15 day period, the parties shall submit the matter to Gilderman, Johnson & Co. (Encino, California), which firm shall be directed by Parent and the Founders to resolve the dispute within 30 days. Such firm shall (i) limit its review to those issues specifically disputed by Parent in its notice of objections, (ii) further limit its review to whether the Post-Closing Statement contained mathematical errors or whether the Net Book Value was calculated in accordance with Modified GAAP, and (iii) not assign a value to any item greater than the greatest value for such item claimed by Parent or the Founders or less that the smallest value for such item claimed by Parent or the Founders. Such firm's determination shall be final and binding upon the parties. The costs and expenses of such firm shall be borne equally by Parent and the Company Shareholders; provided that (i) Parent shall bear all such costs and expenses if the Net Book Value as determined by such firm exceeds the Net Book Value set forth in the Closing Statement by ten percent (10%) or more, and (ii) the Company Shareholders shall bear all such costs and expenses if the Net Book Value as determined by such firm is less than the Net Book Value set forth in the Closing Statement by ten percent (10%) or more. For purposes of this Section 3.2, any writing or act of the Founders shall be deemed effective only if jointly signed or taken by the Founders.

     3.3     Payment  of  Adjusted  Merger  Consideration.  If  the  final
             --------------------------------------------
determination of the Net Book Value in accordance with Section 3.2 results in an increase in the Merger Consideration Dollar Value from that determined under
Section 3.1, Parent shall pay such difference to the Company Shareholders (pro rata) in shares of Parent Company Stock (which shares shall be valued at $6.1213 per share) within five (5) days after such determination. If the final determination of the Net Book Value in accordance with Section 3.2 results in a decrease in the Merger Consideration Dollar Value from that determined under
Section 3.1, there shall be released immediately back to the Company from the Escrow to the Company shares of Parent Company Stock (which shares shall be valued at $6.1213 per share), equal to such difference.

                                    ARTICLE 4
                                    ---------

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                          THE COMPANY AND THE FOUNDERS
                          ----------------------------

     Except as set forth in the written disclosure schedules delivered on or prior to the date hereof by the Company to Parent that is arranged in Sections corresponding to the Sections contained in this Article 4, the Company and the Founders hereby jointly and severally represent and warrant to Parent as follows:

     4.1     Organization  and  Standing.  The  Company  (i)  is duly organized,
             ---------------------------
validly existing and in good standing under the laws of the State of California;
(ii) has all necessary corporate power and authority to carry on its business as it is now being conducted and to own or use the properties and assets that it purports to own or use; and (iii) is duly qualified as a foreign entity in good standing under the laws of the jurisdictions where the character of its properties owned or leased or the nature of its activities make such qualification necessary (except where failure to be so qualified would not have a Material Adverse Effect).

     4.2     Authority.  The  Founders  and the Company have the requisite power
             ---------
and authority to execute and deliver this Agreement and each Transaction Document and to perform their respective obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by the Founders and the Company, and (assuming the due authorization, execution and delivery by Parent and Merger Sub) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of the Founders and the Company, enforceable in accordance with its terms.

     4.3     No  Violation of Law and Agreements.  The execution and delivery by
             -----------------------------------
the Founders and the Company of this Agreement and each Transaction Document, and the performance by them of their respective obligations hereunder or thereunder, does not and will not, except as set forth in Schedule 4.3:
                                                                   ------------

          (a) violate any provision of the Articles of Incorporation or Bylaws of the Company;

          (b) (i) violate any provision of Applicable Law relating to the Founders or the Company; (ii) violate any provision of any order, arbitration award, judgment or decree to which the Founders or the Company is subject, except for violations that individually or in the aggregate do not have a Material Adverse Effect; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority (other than securities filings required to be made by Parent with respect to the transactions contemplated hereby);

          (c) (i) require a consent, approval or waiver from, or notice to, any party to a Company Contract, or (ii) result in a breach of, or cause a default under or result in the acceleration of any provision of a Company Contract; or

          (d) result in the acceleration of, or change in, any rights of any person, including, without limitation, rights under Company Employee Options or Company Warrants.

     4.4     Capitalization;  Corporate  Records.
             -----------------------------------

          (a)     Schedule 4.4(a) sets forth (i) the number of authorized shares
                  ---------------
of each class and series of Company Capital Stock, (ii) the number of such shares issued and outstanding, (iii) the record holders of such shares (specifying the number of shares held), and (iv) the state in which each such record holder maintains his or her principal residence (in the case of an individual) or maintains its executive offices (in the case of an entity). For each share of Company Preferred Stock, Schedule 4.4(a) sets forth the number of
                                        ---------------
shares of Common Stock that may be purchased upon conversion of such share of Company Preferred Stock. All issued and outstanding shares of Company Capital Stock are validly issued, fully paid and nonassessable, and are held of record by the persons identified on Schedule 4.4(a) of record. All of such shares are
                              ---------------
free and clear of all liens, encumbrances, charges, adverse claims and restrictions (other than restrictions of general applicability imposed by federal or state securities laws) (it being understood that this representation is being made to the knowledge of the Company and the Founders, except that to the extent this representation relates to the shares held by a Founder, this representation is being made by such Founder without any "knowledge" qualification).

          (b)     Schedule  4.4(b)  sets  forth (i) each Company Employee Option
                  ----------------
and Company Warrant issued and outstanding, (ii) the record holder of each such Company Employee Option and Company Warrant, (iii) the number of shares of Company Common Stock that may be purchased upon exercise of such Company Employee Option or Company Warrant, (iv) the vesting schedule for each such Company Employee Option or Company Warrant, (v) the exercise price per share for each such Company Employee Option or Company Warrant, and (vi) the date on which such Company Employee Option or Company Warrant was issued.

          (c)     Except  as set forth in Schedules 4.4(a) and (b), there are no
                                          -------------------------
outstanding (i) securities convertible into or exchangeable for any Company Capital Stock; (ii) options, warrants or other rights to purchase or subscribe to Company Capital Stock or securities convertible into or exchangeable for capital stock of the Company; or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Company Capital Stock, any such convertible or exchangeable securities or any such options, warrants or rights; in each instance other than those, if any, created by Parent.

          (d) The Company has delivered or made available to Parent true and complete copies of the Articles of Incorporation (certified by the Secretary of State) and Bylaws (certified by the corporate secretary) of the Company as in effect on the date hereof. The minute books of the Company accurately reflect all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees.

     4.5     No Subsidiaries.  The Company does not, directly or indirectly, own
             ---------------
any stock or other equity interest in any other person. Without limiting the foregoing, the Company has no subsidiaries.

     4.6     Financial  Statements  and  Records.
             -----------------------------------

          (a) The Company has delivered to Parent: (i) the Company's unaudited balance sheet dated December 31, 1999 (without notes), and the related unaudited statement of income for the fiscal year then ended (collectively, the "COMPANY YEAR-END FINANCIAL STATEMENT"); and (ii) the Company's unaudited interim balance sheet (the "INTERIM BALANCE SHEET") dated September 30, 2000 (the "INTERIM BALANCE SHEET DATE") and the related unaudited statement of income for the nine-month period ended on the Interim Balance Sheet Date (collectively, the "INTERIM FINANCIAL STATEMENTS;" and together with the Company Year-End Financial Statement, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements (i) have been prepared on a cash basis consistently applied throughout the periods covered thereby, except that the Interim Financial
Statements may be subject to normal year-end adjustments; and (ii) accurately reflect the financial position of the Company as of the respective dates thereof and the results of operations and changes in stockholders' equity for the periods then ended.

          (b) The Books and Records of the Company are correct, complete and current in all material respects and have been maintained materially in accordance with sound business practices. Such Books and Records accurately, completely and fairly reflect in all material respects and the income, expenses, assets and liabilities of the Company, and provide reasonable assurance that:
(i) transactions are recorded as necessary to permit preparation of reliable financial statements and to maintain accountability for earnings and assets;
(ii) the recorded accountability of all assets is compared with existing assets at reasonable intervals; and (iii) all related party transactions, charges and expenses between any Company Shareholder, officer or director (or any Affiliate thereof) and the Company are accurately reflected at arm's-length value in all financial statements.

     4.7     No  Undisclosed Liabilities.  The Company has no Liabilities, other
             ---------------------------
than those that have been incurred in the ordinary course of business since the Interim Balance Sheet Date and are consistent with past practice.

     4.8     Absence  of  Certain Changes.  Except as set forth on Schedule 4.8,
             ----------------------------                          ------------
since  the  Interim  Balance  Sheet  Date,  the  Company  has  not:

          (a) entered into any transaction, contract or commitment or incurred any obligation or liability (fixed or contingent) which is not a business transaction, contract, commitment or obligation entered into or incurred in the ordinary course of business or which had or could reasonably be expected to have a Materially Adverse Effect;

          (b) waived or released any rights of material value except in the ordinary course of business;

          (c) accelerated receivables, delayed payables or liquidated inventory, except in accordance with prior practices;

          (d) transferred or granted any material rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights, except in the ordinary course of business;

          (e) made or granted any wage or salary increase except in the ordinary course of business, consistent with past practices, entered into or begun negotiations with respect to any employment contract with any officer or employee or made any loan (excluding advances for normal reimbursable business expenses) to, or entered into any transaction of any other nature with, any officer or director of the Company or any Affiliate thereof, and the Company has no knowledge of any plans of any key employee or employees to terminate their employment, the absence of whom could reasonably be expected to have in the foreseeable future a Material Adverse Effect;

          (f) suffered any material adverse change in its financial condition or results of operations or in its assets, properties, business, or operations considered as a whole;

          (g) issued, sold or otherwise disposed of any shares of stock or other securities of the Company, granted any stock options or other rights to purchase securities of the Company, declared any dividend or made any other payment in respect of the capital stock of the Company, or issued, sold or otherwise disposed of any evidence of indebtedness of the Company;

          (h)     made  any  changes  in  accounting  methods  or  practices;

          (i) incurred any indebtedness for borrowed money or committed to borrow money, or guaranteed any indebtedness in connection with the operation of the Company other than in the ordinary course of business;

          (j) paid, discharged or satisfied any liabilities other than in the ordinary course of business and consistent with past practice;

          (k)     amended  any  organizational  document  of  the  Company;

          (l) suffered any damage to or loss of any asset or property of the Company (whether or not covered by insurance), except where no Material Adverse Effect resulted;

          (m) suffered any change in employee relations which has or is reasonably likely to have a Material Adverse Effect on the relationships between the employees and management;

          (n) sold, leased, mortgaged or pledged any capital asset having a value in excess of $20,000;

          (o)     committed  to  any  capital expenditures in excess of $20,000;

          (p) terminated any employees who perform functions material to the Company;

          (q) experienced any other event or condition which in any one case or in the aggregate has or might be reasonably expected to have a Material Adverse Effect; or

          (r) entered into any negotiation or agreement to do any of the things described in this Section 4.8.

     Since the Interim Balance Sheet Date, the Company has operated its business in the ordinary course consistent with its past practice so as to preserve such business intact, and has used its best efforts to keep available to it the services of its employees and to preserve its business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

     4.9     Tax  Matters.  The  Company  has  properly completed and filed on a
             ------------
timely basis and in correct form all material Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns were true and complete in all material respects. An extension of time within which to file any Return which has not been filed has not been requested or granted. There is no investigation or other proceeding pending, or to the knowledge of the Founders, threatened or expected to be commenced by any Tax authority for any jurisdiction in which the Company does not file Returns that may lead to an assertion that the Company is or may be subject to a Tax liability in such jurisdiction.

          (a) With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, whether to Tax authorities (as, for example, under law) or to other persons (as, for example, under tax allocation agreements), with respect to all Taxable periods (or portions thereof) ending on or before the Closing Date, all applicable tax laws and agreements have been materially complied with, and all such amounts required to be paid by the Company to Tax authorities or others on or before the date hereof have been paid, or adequately reserved for on the Interim Balance Sheet.

          (b) There are no pending, or to the knowledge of the Founders, threatened, audits, judicial proceedings, assessments or deficiencies with respect to Taxes of the Company. The Company has not given or been requested in writing to give waivers or extensions of any statute of limitations relating to the payment of Taxes by the Company.

          (c) The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement. The Company has never been a member of an affiliated group of corporations, within the meaning of section  1504  of  the  Code.

          (d) All material elections with respect to Taxes affecting the Company as of the date hereof are set forth on its Returns , copies of which have been made available to Parent.

          (e) None of the assets of the Company is property which the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of section  168(h)  of  the  Code.

          (f) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code or any similar provision of California law.

          (g) The Company is not, and has not been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

          (h) To the knowledge of the Founders, no Company Shareholder is a person other than a United States person within the meaning of the Code.

          (i) The transactions contemplated herein are not subject to the tax withholding provisions of Code section 3406, or of subchapter A of Chapter 3 of the Code or any comparable provision of state law.

          (j) The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

          (k) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (l) The unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included on the Interim Balance Sheet, except for Taxes incurred from the Interim Balance Sheet Date through the Closing Date in accordance with the past custom and practice of the Company.

          (m) Each asset with respect to which the Company claims depreciation, amortization or similar expense for income Tax purposes is owned for income Tax purposes by the Company.

          (n) No material item of income or gain reported by the Company for financial accounting purposes in any pre-Closing period is required to be included in taxable income for a post-Closing period.

          (o)     The  Company  has  not made nor is bound by any election under section  197(f)(9)  of the Code.  The Company has not filed a consent under Code section 341(f) concerning collapsible corporations. There are no outstanding rulings of, or requests for rulings with, any Tax authority addressed to the Company that are, or if issued would be, binding on the Company.

     4.10     Compliance  with  Laws.  The  Company  has  not  violated, and the
              ----------------------
Company is in compliance with, all Applicable Laws, except for such non-compliance as would not have a Material Adverse Effect.

     4.11     Contracts  and  Other  Agreements.  Schedule  4.11  sets forth all
              ---------------------------------   --------------
written  and oral contracts and other agreements hereinafter referred to in this
Section 4.11, to which the Company is a party or by or to which it or its assets or properties are bound or subject or which impact its business (collectively, the "COMPANY CONTRACTS"), as follows:

          (a) contracts and other written agreements with any current or former officer, director, employee, consultant, agent or other representative having more than six months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $25,000 or more per annum, or providing for the payment of fees or other consideration in excess of $25,000;

          (b) contracts and other agreements with any labor union or association representing any employee;

          (c) contracts and other agreements for the purchase or sale of inventory, equipment or services that contain an escalation, renegotiation or redetermination clause or which cannot be canceled without liability, premium or penalty if written notice is given thirty days prior to the effective date of the notice;

          (d) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business and for a sale price exceeding $25,000 in any one case (or in the aggregate, in the case of any series of related contracts or other agreements) or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

          (e) contracts and other agreements (including without limitation, leases of real property) calling for aggregate payments in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any series of related contracts and other agreements);

          (f)     joint  venture  agreements  and  teaming  agreements;

          (g) contracts or other agreements under which it agrees to indemnify any party other than in the ordinary course of business;

          (h) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area;

          (i) contracts and other agreements relating to the making of any loan by the Company except for advances to employees for normal reimbursable business expenses;

          (j) contracts or other agreements relating to the borrowing of money by the Company (including mortgages, deeds of trust, indentures or other similar documents), or the direct or indirect guaranty by the Company of any obligation for, or an agreement by the Company to service, the repayment of borrowed money, or any other contingent obligation in respect of indebtedness of any other person or governmental or regulatory body, including, without limitation, (i) any agreement or arrangement relating to the maintenance of compensating balances, (ii) any agreement or arrangement with respect to lines of credit, (iii) any agreement to advance or supply funds to any other person other than in the ordinary course of business, (iv) any agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (iv) any keep-well, make-whole or maintenance of working capital or earnings or similar agreement, or (vi) any guaranty with respect to any lease or other similar periodic payments to be made by any such person;

          (k) contracts or other agreements for or relating to computers, computer equipment, computer software or computer services in excess of $25,000;

          (l) any other contracts requiring payments in excess of $25,000 in any year or otherwise reasonably material to the Company; and

          (m) any agreement between or among Company Shareholders involving or relating to the Company or Company debt or equity securities or interests.

     The Company has delivered or made available to Parent true and complete copies of all of the written Company Contracts and delivered to Parent a written summary of the material terms of all oral Company Contracts.

     There does not exist under any Company Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder by the Company or, to the knowledge of the Company, by the other parties thereto. Each Company Contract is a legal, valid, binding and enforceable obligation of the Company and, to the knowledge of the Company, the other parties thereto. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under any Company Contract or any other material terms of a Company Contract. Schedule 4.11 sets forth the
                                                    -------------
Company's standard product or service warranty with respect to the Company Contracts and any material obligation that exists with respect thereto outside the ordinary course of business.

     4.12     Real  Estate.  The  Company  does  not own any real property.  The
              ------------
facilities which the Company leases are sufficient for the conduct of the business of the Company (the "FACILITIES"). The Company has the right under valid and existing leases or other agreements to occupy and use the Facilities. Neither the whole nor any portion of the Facilities has been condemned, requisitioned or otherwise taken by any Governmental Authority, and the Company has not received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or materially impair the current use thereof. All buildings, structures and appurtenances comprising part of the Facilities which are currently being used in the conduct of the business are in satisfactory condition and have been reasonably maintained, normal wear and tear excepted. All Facilities are supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated.

     4.13     Environmental  Matters.  The  Company  is  in  compliance  in  all
              ----------------------
material  respects  with  all  applicable  Environmental  Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the Founders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Founders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any
Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Schedule 4.13: (i)
                                                             -------------
"Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     4.14     Intangible  Property  and  Computer  Software.
              ---------------------------------------------

          (a)     Schedule  4.14:  (i)  sets forth, with respect to each Company
                  --------------
Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, a brief description of such Proprietary Asset, and the names of the jurisdictions covered by the applicable registration or application, (ii) identifies and provides a brief description of all other Company Proprietary Assets owned by the Company, and
(iii) identifies and provides a brief description of each Proprietary Asset licensed to the Company by any person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Schedule 4.14, the Company has good, valid and
                                  -------------
marketable title to all of the Company Proprietary Assets identified in Schedule
                                                                        --------
4.14,  free and clear of all liens and other encumbrances, and has a valid right
----
to  use all Proprietary Assets identified in Schedule 4.14.  Except as set forth
                                             -------------
in Schedule 4.14, the Company is not obligated to make any payment to any person
   -------------
for  the  use of any Company Proprietary Asset.  Except as set forth in Schedule
                                                                        --------
4.14,  the  Company  has not developed jointly with any other person any Company
---
Proprietary  Asset  with  respect  to  which  such  other person has any rights.

          (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Schedule 4.14, the
                                                              -------------
Company  has  not  (other  than  pursuant  to  license  agreements identified in
Schedule 4.14) disclosed or delivered to any Person, or permitted the disclosure
-------------
or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset, except with respect to services provided to customers in the ordinary course of business.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other person. To the best of the knowledge of the Company and the Founders, no person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other person infringes or conflicts with, any Company Proprietary Asset.

          (d)     Except  as  set  forth  in  Schedule  4.14:  (i)  each Company
                                              --------------
Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Founders, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Schedule  4.14,  (i) the Company has not licensed any of the Company Proprietary
--------------
Assets to any person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any person.

          (f)     Except  as  set  forth  in  Schedule 4.14, (i) all current and
                                              -------------
former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

          (g) All of the computer hardware and software systems of the Company and all of the computer hardware and software systems sold, delivered and installed by the Company have the ability to provide the following functions, except to the extent that the inability to provide such functions would not have a Material Adverse Effect: (i) consistently handle date information for all dates before, on, and after January 1, 2000, including accepting date input, providing date output, and performing calculations on dates; (ii) function accurately and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two digit date input in a way that resolves any ambiguity as to century in a disclosed, defined, and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

     4.15     Properties.  The  Company has good and marketable title to all its
              ----------
properties and assets whether real, personal, tangible or intangible, free and clear of all mortgages, liens, pledges, easements, covenants, conditions, restrictions, claims and encumbrances, other than any of the foregoing which individually or collectively would not have a Material Adverse Effect and except for property and assets that are leased. All items of machinery, equipment, and other tangible assets of the Company are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and to the knowledge of the Company are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

     4.16     Inventory.  The  inventory  of  the  Company  consists of items of
              ---------
merchantable quality and quantity usable and salable in the ordinary course of the Company's business. No item included in the inventory has been the subject of recall by a government agency. The value at which inventories are carried in the company financial records reflects the customary inventory valuation policy of the Company (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory.

     4.17     Permits.  Schedule  4.17  sets  forth  all  Permits  held  by  the
              -------   --------------
Company. No other Permits are necessary for the transaction of the business of the Company as currently conducted. All such Permits are currently in force. No notice of any violation has been received in respect of any such Permit and to the knowledge of the Company there is no proceeding which is pending or threatened that would suspend or revoke or limit any such Permit.

     4.18     Labor  and  Employment  Matters.
              -------------------------------

          (a)     Schedule  4.18 sets forth a list of the names of all employees
                  --------------
of the Company and indicates the current salary or wage rates of each such person. The Company has not terminated any employees within the past 90 days. No director, officer, employee or agent of the Company has filed any grievance with or against the Company (or any director, officer, employee or agent thereof), nor has the Company (or any director, officer, employee or agent thereof) taken any action which may reasonably likely result in the filing of any such grievance by any such person.

          (b) The Company has withheld and paid to the appropriate Governmental Authorities, or is withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees; is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and has complied in all material respects with all Applicable Laws, rules and regulations relating to the employment of labor.

          (c) The Company is not a party to any collective bargaining agreement or other labor contract applicable to the employees of the Company; there has been no breach or other failure to comply with any material provision of such agreement or contract; and the Company is not subject to any unfair labor practice complaint pending before the National Labor Relations Board or any other Governmental Authority pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, pending grievance proceeding, pending representation question respecting, pending arbitration proceeding arising out of or under any collective bargaining agreement or attempt by any union to represent employees of the Company as a collective bargaining agent.

          (d) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other person that in any way adversely affects or will affect
(i)  the performance of his duties as an employee or director of the Company, or
(ii) the ability of the Company to conduct its business. To the knowledge of the Company, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

     4.19     Employee  Benefit  Plans.
              ------------------------

          (a)     Schedule  4.19  sets  forth  a  true  and complete list of all
                  --------------
Benefit Plans and identifies as such each Benefit Plan that is an "employee welfare plan", as defined in ERISA section 3(1) (a "WELFARE PLAN") or an "employee pension benefit plan", as defined in ERISA section 3(2) (a "PENSION PLAN").

          (b) The Company has delivered to Parent true and complete copies of: all plan texts, agreements and material employee communications relating to each Benefit Plan; all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting and financial statements of related plan assets with respect to each Pension Plan and Welfare Plan; the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan; and (iv) the most recent actuarial report with respect to each Pension Plan subject to Title IV of ERISA.

          (c) No event has occurred (and there exists no condition or set of circumstances) in connection with any Benefit Plan that could subject the Company, Parent, or any Benefit Plan, directly or indirectly, to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Benefit Plan.

     4.20     Litigation.  There  is  no litigation, action, suit, proceeding or
              ----------
investigation presently pending or to the knowledge of the Company threatened against the Company or affecting the assets, property or business of the Company or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.21     Insurance.  All  policies  or  binders of fire, liability, product
              ---------
liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company are in full force and effect, and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business similarly situated as the Company. All premiums on all such policies have been paid to date and the Company has complied with all material conditions of such policies and have received no notice of any failure to comply with the terms of such policies.

     4.22     Bank  Accounts.  Schedule  4.22 sets forth the names and locations
              --------------   --------------
of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.23     Relations  with  Suppliers  and  Customers.  No  supplier  of  the
              ------------------------------------------
Company has canceled any contract or order for provisions of products, supplies, or services (including utilities) to the Company within the 12 months prior to the date of this Agreement. The Company has no direct or indirect interest in any supplier of the Company. To the Company's knowledge, none of the suppliers is unable to supply the products or services supplied by them to the Company in order to meet the specifications provided with respect thereto. No customer of the Company has canceled any contract or order for provisions of, and there has been no written threat by any customer to cancel any order for, products, supplies or services from the Company within 12 months prior to the date of this Agreement. The Company has no direct or indirect ownership interest in any customer of the Company. The Company is not aware that any customer intends to cease or materially diminish its purchase of goods or services from the Company at any time in the foreseeable future.

     4.24     Accounts Receivable.  All amounts owing to the Company constitute,
              -------------------
valid and enforceable claims arising from bona fide transactions in the ordinary course of business and will be collected within sixty (60) days after the day on which first due, and there has been no notice of any claims, refusals to pay or other claimed rights of set off against any thereof. No account debtor (i) is delinquent in its payment by more than sixty (60) days, (ii) has refused or threatened to refuse to pay its obligations for any reason, (iii) is, to the knowledge of the Company, insolvent or bankrupt, and (iv) is pledged to any third party.

     4.25     Transactions with Affiliates.  No Representative of the Company or
              ----------------------------
of  any  Affiliate  thereof:

     (i) has a material interest in any property, real or personal, tangible or intangible of the Company;

    (ii)     is  indebted  or  otherwise  obligated  to  the  Company;

   (iii) has any contractual relationship with the Company, except as disclosed in the Schedules hereto;

    (iv) is an officer, director, employee, director, consultant or significant shareholder of a person that is a competitor of the Company (it being understood that this representation, as it relates to any Representative or Affiliate other than the Founders is made only to the knowledge of the Company);

     (v) is or was at any time during the Company's past three fiscal years a Representative of a person that has made during the Company's last three fiscal years or proposes to make during the Company's current fiscal year payments to the Company for property or services in excess of five percent of the Company's gross revenues during the applicable fiscal year;

    (vi) is or was at any time during the Company's past three fiscal years a Representative of a person to whom the Company has made during the Company's last three fiscal years or proposes to make during the Company's current fiscal year payments for property or services in excess of five percent of the Company's gross revenues during the applicable fiscal year; or

   (vii) is or was at any time during the Company's past three fiscal years a Representative of a person to whom the Company was indebted at any time during the Company's last three fiscal years or during the current fiscal year in an amount exceeding five percent of the fair market value of the Company's total assets at such time.

     4.26     Securities  Act.
              ---------------

          (a) Each Company Shareholder and each Company Warrant Holder is either (i) an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or (ii) "sophisticated" within the meaning of Rule 506 thereunder. Each such person has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of acquiring Parent Common Stock in connection with the Merger (or in connection with the exercise of the Company Warrant), and Parent has made available to each such person the opportunity to ask questions of the officers and management of Parent and to acquire additional information about the business, assets and financial condition of Parent. Each such person (i) will acquire the shares of Parent Common Stock in connection with the Merger or upon exercise of the Company Warrant for investment only, and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling any of shares of Parent Common Stock, and (ii) understands that the transactions contemplated hereby have not been, and will not be, the subject of a registration statement filed under the Securities Act, or qualified under applicable states securities law, by reason of a specific exemption from the registration provisions of the Securities Act and the qualification provisions of the applicable state securities laws, and that accordingly none of the shares of Parent Common Stock which such person may acquire may be resold unless such resale is registered under the Securities Act and qualified under applicable state securities laws, or an exemption from such registration and qualification is available.

          (b) The representations and warranties contained in Section 4.26(a) are being made with respect to each Company Shareholder and each Company Warrant Holder who has signed a Joinder Agreement or Warrant Holder Agreement, as applicable, solely based upon the representations made therein.

     4.27     Brokerage.  Except  as  set  forth  on  Schedule  4.27, no broker,
              ---------                               --------------
finder or investment banker has acted directly or indirectly for the Company or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any Affiliate thereof.

     4.28     Representations  Complete.  None  of  the  representations  or
              -------------------------
warranties made by the Founders or the Company in this Agreement, nor any statement made in any Schedule, Exhibit, certificate, report, instrument, list or other document furnished or to be furnished by or on behalf of the Founders or the Company pursuant hereto or thereto or in connection with the transactions contemplated hereby, contained, contains or will contain on the date delivered any untrue statement of a material fact.

                                    ARTICLE 5
                                    ---------

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                              PARENT AND MERGER SUB
                              ---------------------

     Parent and Merger Sub jointly and severally represent and warrant to the Company and the Founders as follows:

     5.1     Organization  and  Standing.  Each  of Parent and Merger Sub (i) is
             ---------------------------
duly incorporated, validly existing and in good standing under the laws of the States of Delaware and California, respectively; (ii) has all necessary corporate power and authority to carry on its business as it is now being conducted and to own or use the properties and assets that it purports to own or use; and (ii) is duly qualified as a foreign entity in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on Parent.

     5.2     Authority.  Each  of  Parent  and  Merger  Sub  has  all  requisite
             ---------
corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by each of Parent and Merger Sub, and (assuming the due authorization, execution and delivery by Founders and the Company) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of each of Parent and Merger Sub enforceable against each in accordance with its terms.

     5.3     No  Violation of Law and Agreements.  The execution and delivery by
             -----------------------------------
each of Parent and Merger Sub of this Agreement and each Transaction Document, and the performance by each of its obligations hereunder or thereunder, does not and will not, except as set forth on Schedule 5.3:
                                             -------------

          (a) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub;

          (b) (i) violate any provision of Applicable Law relating to Parent or Merger Sub; (ii) violate any provision of any order, arbitration award, judgment or decree to which Parent or Merger Sub is subject; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority (other than securities filings required to be made by Parent with respect to the transactions contemplated hereby); or

          (c) (i) require a consent, approval or waiver from, or notice to, any party to any material contract to which Parent or Merger Sub is a party; or
(ii) result in a breach of or cause a default under any provision of a contract to which Parent or Merger Sub is a party.

     5.4     Parent  Common  Stock.  The  shares of Parent Common Stock issuable
             ---------------------
hereunder will be upon issuance thereof, duly authorized, validly issued, fully paid and non-assessable.

     5.5     Reports.  Parent  has  filed  all  reports,  schedules,  forms,
             -------
statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 15, 1999 (collectively, including all exhibits thereto, the "REPORTS"). None of the Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Reports, as of their respective dates (and as of the date of any amendment), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     5.6     Brokerage.  Except  as set forth on Schedule 5.6, no broker, finder
             ---------                           ------------
or investment banker has acted directly or indirectly for Parent or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby, and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Parent or any Affiliate thereof.

     5.7     Litigation.  Except  as  set  forth  on  Schedule  5.7, there is no
             ----------                               -------------
material litigation, action, suit, proceeding or investigation presently pending or to the knowledge of Parent threatened against Parent or affecting the assets, property or business of Parent or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before a court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     5.8     No  Material  Adverse Change.  Except as set forth on Schedule 5.8,
             ----------------------------                          ------------
since the date of the last Form 10-Q filed by Parent with the SEC, there has not been any material adverse change in the financial condition, business assets, or results of operations of Parent (other than changes resulting from economic, financial, market or other conditions or circumstances generally affecting the businesses or markets in which Parent operates).

     5.9     Taxes.

          (a) Neither Parent nor any Person related to Parent, as defined in Treasury Regulation Sec. 1.368-1(e)(3), has a present plan or intention to redeem or otherwise acquire any shares of Parent Common Stock that are issued in the Merger to the Company Stockholders;

          (b) Following the Merger, the Surviving Corporation will continue the historic business of the Company, or use a significant portion of the Company's historic business assets in a business, in each case within the meaning of and to the extent required by Treasury Regulation Sec. 1.368-1(d);

          (c) Parent has no present plan or intention: (i) to liquidate the Surviving Corporation, (ii) to merge the Surviving Corporation with and into another corporation (including Parent or an affiliate of Parent) or (iii) to sell or otherwise dispose of the stock of (or sell, dispose of or distribute any assets, other than in the ordinary course of business, of) the Surviving Corporation, except as provided for in Treasury Regulation Sec. 1.368-2(k)(2);

          (d) Parent will be in Control (as defined below) of Merger Sub (which has not conducted any business activities of any kind and has no assets and no liabilities) immediately prior to the Merger, and Parent has no plan or intention to cause the Surviving Corporation to issue additional shares of capital stock after the Merger, or take any other action, that would result in Parent losing Control of the Surviving Corporation. As used herein "Control" shall have the meaning set forth in Section 368(c) of the Code;

          (e) Parent does not own, nor has it owned during the past five years, any shares of the stock of the Company;

          (f) Parent is not an investment company as defined in Section 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code;

          (g) There is no intercorporate indebtedness existing between Parent, any subsidiary thereof, or Merger Sub, on the one hand, and the Company, on the other hand;

          (h) The Merger is being undertaken by Parent and Merger Sub for valid business purposes, and the terms of the Merger are the product of arm's-length negotiations; and

          (i) Parent and Merger Sub have adopted "plans of reorganization" in the time and manner required under Code Section 368.

                                    ARTICLE 6
                                    ---------

                              PRE-CLOSING COVENANTS
                              ---------------------

     6.1     Conduct  of  Business.  From  the  date  hereof through the Closing
             ---------------------
Date, the Company shall carry on its business substantially in the manner in which it is presently conducted and, to the extent consistent therewith, the Company shall preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the foregoing, from the date hereof through the Closing Date, the Company shall not, without the prior written consent of Parent or expect as expressly contemplated herein, undertake or agree to undertake any of the actions specified in Section 4.8.

     6.2     Efforts  to  Close.  From the date hereof through the Closing Date,
             ------------------
each party shall use its or his reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby and shall cooperate with the other parties in connection with the foregoing.

     6.3     Continued  Effectiveness  of  Representations and Warranties.  From
             ------------------------------------------------------------
the date hereof through the Closing Date, (i) each party shall use its or his reasonable efforts to conduct its or his affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, such person's representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and (ii) each party shall promptly notify the other parties of any breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the first party; provided, however, that such disclosure shall not be deemed to cure any
         -------   -------
breach of, or inaccuracy in, any representation, warranty, covenant or agreement.

     6.4     Examinations and Investigations.  Prior to the Closing Date, Parent
             -------------------------------
shall be entitled, through its Representatives, to make such investigation of the assets, liabilities, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company, as Parent reasonably determines is necessary; provided, however, that such
                                                    --------  -------
investigation shall not alter or diminish the Company's and the Founders' representations and warranties contained herein. Prior to the Closing Date and subject to the Company and the applicable Representatives executing and delivering to Parent a confidentiality agreement in form and substance reasonably acceptable to Parent, the Company shall be entitled, through its Representatives, to make such investigation of the assets, liabilities, properties, business and operations of Parent, and such examination of the books, records and financial condition of Parent, as Company reasonably determines is necessary; provided, however, that such investigation shall not
                            --------  -------
alter  or  diminish  Parent's  representations  and warranties contained herein.

     6.5     No  Solicitation of Transactions.  From the date hereof through the
             --------------------------------
Closing Date, the Company and the Founders will not, directly or indirectly, solicit, encourage, initiate or commence discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any person (other than disclaimer to Parent's Representatives) concerning the Company in connection with any merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of beneficial ownership of or to vote securities of the Company, liquidation, dissolution or similar transaction or business combination (each being hereinafter referred to as an "ACQUISITION TRANSACTION") involving the Company. The Company and the Founders shall promptly inform Parent of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect of an Acquisition Transaction and, if in writing, furnish to Parent a copy of any such inquiry. The Company and the Founders hereby represent that they are not now engaged in discussions or negotiations with any party other than Parent with respect to any of the foregoing. This Section 6.5 shall not apply to the Company's sale of inventory in the ordinary course of business.

     6.6     Shareholder  Approval.  The  Company  shall, in accordance with its
             ---------------------
Articles of Incorporation and bylaws and the applicable requirements of the CGCL, solicit the approval of its shareholders of the Merger and this Agreement. In connection with such solicitation, at the request and on behalf of Parent, the Company shall deliver to the Company Shareholders and the Company Warrant Holders such documentation furnished by Parent as Parent shall determine is advisable to be so delivered in order for Parent to comply with its disclosure obligations under applicable securities laws. Each Founder shall cause all shares of Company Capital Stock that are owned, beneficially or of record, by him to be voted in favor of the Merger and this Agreement.

     6.7     Public  Announcements.  During  the pre-Closing period, neither the
             ---------------------
Company nor any of the Founders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement, the Merger or any of the other transactions contemplated by this Agreement, without Parent's prior written consent.

                                    ARTICLE 7
                                    ---------

                          CONDITIONS TO THE OBLIGATIONS
                          -----------------------------
                                 OF THE COMPANY
                                 --------------

     The obligation of the Company to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company, to the extent permitted by law.

     7.1     Representations and Warranties.  The representations and warranties
             ------------------------------
of Parent and Merger Sub contained herein shall be true and correct on and as of the Closing Date as though made at and as of that date (except for representations and warranties, if any, made as of a specified date, which shall be true and correct as of the specified date), and Parent shall have delivered to the Founders a certificate to such effect.

     7.2     Corporate Action and Compliance with Covenants.  Each of Parent and
             ----------------------------------------------
Merger Sub shall have delivered to the Founders (i) certified copies of its Articles of Incorporation and bylaws and resolutions of its Board of Directors, in form reasonably satisfactory to the Founders, approving the execution and delivery of this Agreement and each Transaction Document and the performance of its obligations hereunder and thereunder; (ii) a certificate of good standing issued by the appropriate Governmental Authority of the state of its incorporation showing that it is in good standing in such jurisdiction, dated within three (3) business days prior to the Closing; and (iii) an incumbency certificate, certified by its Secretary or Assistant Secretary.

     7.3     Litigation.  On  the Closing Date, there shall be no Action pending
             ----------
or  threatened  in  writing  pertaining to the transactions contemplated hereby.

     7.4     Absence  of Adverse Governmental Action.  No action shall have been
             ---------------------------------------
taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

     7.5     Registration  Rights.  Parent  shall have executed and delivered to
             --------------------
the Founders for the benefit of the Company Shareholders a registration rights agreement in the form of Exhibit B.
                              ----------

     7.6     Opinion of Counsel.  The Founders shall have received an opinion of
             ------------------
Parent's  counsel,  dated  the  Closing  Date,  in  the  form  of  Exhibit  C.
                                                                   ----------

     7.7     No  Material  Adverse Change.  Since the date of the last Form 10-Q
             ----------------------------
filed by Parent with the SEC, there shall not have been any material adverse change in the financial condition, business assets, or results of operations of Parent (other than changes resulting from economic, financial, market or other conditions or circumstances generally affecting the businesses or markets in which Parent operates).

                                    ARTICLE 8
                                    ---------

                          CONDITIONS TO THE OBLIGATIONS
                          -----------------------------
                            OF PARENT AND MERGER SUB
                            ------------------------

     The obligation of Parent and Merger Sub to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by such person, to the extent permitted by law.

     8.1     Representations and Warranties.  The representations and warranties
             ------------------------------
of the Founders and the Company contained herein shall be true and correct in all respects on and as of the Closing Date as though made at and as of that date (except for representations and warranties, if any, made as of a specified date, which shall be true and correct as of the specified date), and the Founders and the Company each shall have delivered to Parent a certificate to such effect.

     8.2     Compliance  with  Covenants.  The Founders and the Company shall in
             ---------------------------
all respects each have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by him or it on or prior to the Closing Date, and the Founders and the Company each shall have delivered to Parent a certificate to that effect.

     8.3     Corporate  Action.  Parent shall have received (i) certified copies
             -----------------
of the Company's Articles of Incorporation and bylaws and resolutions of its Board of Directors and shareholders, in form reasonably satisfactory to Parent, approving the execution and delivery of this Agreement and each Transaction Document and the obligations of the Company hereunder and thereunder; (ii) a certificate of good standing issued by the Secretary of State of California showing that the Company is in good standing in such jurisdiction, dated within three (3) business days of the Closing Date; and (iii) an incumbency certificate of the Company, certified by its Secretary or Assistant Secretary.

     8.4     Litigation.  On  the Closing Date, there shall be no Action pending
             ----------
or threatened in writing pertaining to the transactions contemplated hereby or to its consummation.

     8.5     Opinion  of  Counsel.  Parent  shall  have  received  an opinion of
             --------------------
counsel to the Company and the Founders, dated the Closing Date, in the form of Exhibit D to the Company and the Founders.
----------

     8.6     Absence  of Adverse Governmental Action.  No action shall have been
             ---------------------------------------
taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

     8.7     Filings;  Consents;  Waiting Periods.  All necessary registrations,
             ------------------------------------
filings, applications, notices, consents, approvals, orders, qualifications and waivers, including those listed in Schedules 4.3 and 5.3, shall have been filed,
                                   ---------------------
made  or  obtained.

     8.8     Shareholder Approval.  Company Shareholders holding at least 98% of
             --------------------
the outstanding shares of Company Capital Stock shall have approved the Merger and this Agreement and shall have executed and delivered to Parent a Joinder Agreement in the form of Exhibit F (the "JOINDER AGREEMENT").
                              ----------

     8.9     Warrant  Holder  Approval.  Each  Company Warrant Holder shall have
             -------------------------
executed  and  delivered  to  Parent  an  agreement  in the form of Exhibit E (a
                                                                    ---------
"WARRANT  HOLDER  AGREEMENT").

     8.10     Employment  Confidentiality  Agreements.  Each  employee  of  the
              ---------------------------------------
Company designated by Parent shall have entered into Parent's standard employee confidentiality agreement.

     8.11     Releases.  Each  employee,  director and consultant of the Company
              --------
shall have executed and delivered to the Company a release in the form of Exhibit G.
      ----

     8.12     Due  Diligence.  Parent  shall  have  completed  its due diligence
              --------------
investigation of the Company and shall be reasonably satisfied with the results thereof.

     8.13     Employment  Agreements.  Colin P. Kruger and Michael Shirman shall
              ----------------------
have entered into employment agreements with Parent in the form of Exhibit H and
                                                                   ---------
Exhibit  I,  respectively.
----------

     8.14     Estoppels.  The  Founders  and  Company  shall  have  delivered to
              ---------
Parent from the lessors or sublessors of all real property leased by the Company estoppel certificates addressed to Parent and the Company stating (i) that the applicable lease is and will continue to be in full force and effect following the Merger and has not been modified or amended except as indicated in such certificate and neither the landlord nor the Company is in default thereunder,
(ii) the expiration date of the term thereunder, (iii) the rent and other charges payable thereunder and (iv) the date through which rent and other charges have been paid thereunder.

     8.15     No Material Adverse Change.  Since the Interim Balance Sheet Date,
              --------------------------
there shall not have been any material adverse changes in the financial condition, business, assets, or results of operations of the Company (other than changes resulting from economic, financial, market or other conditions or circumstances generally affecting the businesses or markets in which the Company operates).

     8.16     Non-Compete.  Colin  P.  Kruger  and  Michael  Shirman  shall have
              -----------
entered  into  a non-competition agreement with Parent in the form of Exhibit K.
                                                                      ---------

                                    ARTICLE 9
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

     9.1     Survival  of  Representations.  All  representations and warranties
             -----------------------------
contained in this Agreement shall survive the Closing until the close of the last day of the sixth full calendar month following the Closing Date, except that the representations and warranties set forth in Sections 4.2 and 4.4 shall survive through the second anniversary of the Closing Date, the representations and warranties set forth in Section 4.14(c) shall survive through the first anniversary of the Closing Date and the representations and warranties set forth in Section 4.9 shall survive through the expiration of the applicable statute of limitations. All covenants and agreements contained in this Agreement which by their terms are to be performed following the Closing shall survive the Closing until performed.

     9.2     Company  Shareholders' Obligation to Indemnify.  From and after the
             ----------------------------------------------
Closing, the Company Shareholders shall, jointly and severally, indemnify, defend and hold harmless Parent (and its directors, officers, employees, Affiliates and assigns, collectively, Parent for purposes of this Section 9.2) from and against all Losses resulting from or arising out of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Founder or the Company contained herein, subject to the following limitations:

          (a) The Company Shareholders shall not be liable to Parent with respect to any inaccuracies in representations or warranties of the Founders or the Company except to the extent that claims relating to such breaches exceed the aggregate amount of two hundred thousand dollars ($200,000); provided,
                                                                       --------
however,  that  no  such  limitation shall apply to inaccuracies that constitute
-------
fraud  or  intentional  misrepresentation.

          (b) Parent's sole and exclusive remedy against the Company Shareholders (other than the Founders) for Losses arising out of breaches of, or inaccuracies in, representations, warranties, covenants and agreements of the Founders and the Company contained herein shall be to proceed directly against the shares of Parent Common Stock held under the Escrow Agreement; it being agreed that Parent shall have the right to proceed directly against the Founders, but the maximum liability of either Founder shall not exceed the value of the shares of Parent Common Stock which such Founder receives pursuant to
Section 2.1 (regardless of whether the Founder continues to hold such shares). For purposes of the preceding sentence, each share of Parent Common Stock shall be valued by reference to the Closing Price on the date on which the indemnitee delivers the notice of indemnification; provided, however, that if the Founder establishes to Parent that prior to the date on which the indemnification is required to be paid the Founder has sold shares of the Parent Common Stock received pursuant to Section 2.1 for an average per share price less than the reference value described in the first part of this sentence, the reference value with respect to the sold shares shall be the proceeds of such sale(s).

     9.3     Notice  of Asserted Liability.  Promptly after Parent becomes aware
             -----------------------------
of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Article 9, Parent shall give notice thereof (the "CLAIMS NOTICE") to the Company Shareholders at the addresses for the Company Shareholders on the books and records of the Company. The Claims Notice shall include a description in reasonable detail of any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") against Parent, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by Parent. Failure of Parent to promptly give notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Company Shareholders demonstrate actual damage caused by such failure. Upon the Company Shareholders' request, Parent shall provide the Company Shareholders with full and unrestricted access to all books and records relating to the Asserted Liability, and to all employees or other persons who are knowledgeable about such Asserted Liability, in order to allow the Company Shareholders to audit the status of such Asserted Liability and the payments that have been, or will be, made with respect thereto.

     9.4     Opportunity  to  Defend.  The  Company  Shareholders  may  elect to
             -----------------------
compromise or defend, at their own expense and by their own counsel, any Asserted Liability; provided, however, that the Company Shareholders may not
                      --------   -------
compromise or settle any Asserted Liability without the consent of Parent, such consent not to be unreasonably withheld, unless such compromise or settlement requires no more than a monetary payment for which Parent is fully indemnified or involves other matters not binding upon Parent. If the Company Shareholders elect to compromise or defend such Asserted Liability, they shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify Parent of their intent to do so and Parent shall cooperate in the compromise of, or defense against, such Asserted Liability. If the Company Shareholders elect not to compromise or defend any Asserted Liability, fail to notify Parent of their election as herein provided or contest their obligation to indemnify, Parent pay, compromise or defend such Asserted Liability without prejudice to any right it may have hereunder. If any party hereto chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other parties hereto any books, records or other documents within such party's control that are necessary or appropriate for such defense.

     9.5     Losses to Surviving Corporation.  The parties acknowledge and agree
             -------------------------------
that if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

     9.6     No Contribution.  No Company Shareholder may exercise or assert (or
             ---------------
attempt to exercise or assert) any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

     9.7     Actions  by  Company  Shareholders.  All  actions  of  the  Company
             -----------------------------------
Shareholders under this Article 9 shall be exercised by a majority in interest of the Company Shareholders (determined as of the date immediately preceding the Closing Date).

                                   ARTICLE 10
                                   ----------

                            TERMINATION OF AGREEMENT
                            ------------------------

     10.1     Termination.  This  Agreement  may  be  terminated  prior  to  the
              -----------
Closing  as  follows:

          (a) at the election of the Company, if any one or more of the conditions to its obligation to close has not been fulfilled by the forty-fifth day after the date hereof;

          (b) at the election of Parent, if any one or more of the conditions to its obligation to close has not been fulfilled by the forty-fifth day after the date hereof;

          (c) at the election of the Company, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained herein; provided, however, that the Company shall have no termination right hereunder if
-------  -------
the other conditions to the obligation of the Company to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by Parent or Merger Sub by the earlier of (1) January 15, 2001, or (2) 5 days after Parent shall have received written notice from the Company that it intends to exercise its right to terminate under this paragraph (c);

          (d) at the election of Parent, if the Founders or the Company has breached any representation, warranty, covenant or agreement contained herein; provided, however, that Parent shall have no termination right hereunder if the
-------   -------
other conditions to the obligation of Parent to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by the earlier of (1) January 15, 2001, or (2) 5 days after the Company shall have received written notice from Parent that it intends to exercise its right to terminate under this paragraph (d);

          (e) at the election of the Company on the one hand, or Parent, on the other hand, if any action shall have been instituted and be continuing by any Governmental Authority with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby; provided, however,
                                                              --------  -------
that neither the Company nor Parent shall have any termination right hereunder if the other conditions to the obligation of the Company or Parent, as the case may be, to consummate the transactions contemplated herein shall have been satisfied, unless such action, suit or proceeding shall not have been stayed or terminated by the later of (1) January 15, 2001, or (2) 60 days after the commencement of such action, suit or proceeding becomes known to Parent or the Company, as the case may be; or

          (f) at any time on or prior to the Closing Date, by mutual written consent of the Company and Parent.

     If Parent or the Company, as the case may be, elects to terminate this Agreement pursuant to Section 10.1(a), (b), (c), (d), or (e) the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this Agreement in accordance with the provisions of Section 10.1(a), (b), (c), (d), or (e), as the case may be, and setting forth therein the basis for such termination.

     10.2     Survival.  If  this  Agreement is terminated, this Agreement shall
              --------
become void and of no further force and effect, except for the provisions of this Sections 10.2. None of the parties shall have any liability in respect to a termination of this Agreement pursuant to this Article 10, except (i) to the extent that failure to satisfy the conditions of Closing as applicable, results from the intentional or willful breach of the representations, warranties, covenants or agreements of such party under this Agreement, and (ii) except that if Parent terminates this Agreement by reason of the Company's or the Founders' breach of Section 6.1, the Company shall promptly reimburse Parent for all expenses incurred by Parent in connection with its due diligence investigation of the Company, the negotiation and preparation of this Agreement and the Transactions Documents and the performance the portion of the compensation paid to its employees which is allocable to work performed by such employees in connection with the foregoing and the fees and costs of its counsel and accountants).

                                   ARTICLE 11
                                   ----------

                                   TAX MATTERS
                                   -----------

     The Founders shall cooperate with the Surviving Corporation in connection with the determination or any audit or examination of the liability of the Company for Taxes with respect to receipts, income, sales, transactions, assets, operations or other business activities of the Company before the Closing Date, or any Tax Return filed before the Closing Date, and shall disclose to Parent any documents and information within his possession or control pertaining thereto. Any such audit or examination and any administrative or judicial proceeding relating thereto shall be controlled exclusively by Parent; provided, the Founders at their sole expense may control such audit, examination or administrative or judicial proceeding if (i) they agree in writing with the Company and Parent that any and all Taxes that might be or become payable in connection with or as a result thereof shall be paid in full by them, (ii) they provide reasonably sufficient collateral to Parent to indemnify Parent against any liability that might result to it, and (iii) resolution of the issues in such audit, examination or administrative or judicial proceeding cannot affect any Tax liability or Tax item of the Company for any taxable period or portion thereof beginning on or after the Closing Date.

                                   ARTICLE 12
                                   ----------

                                  MISCELLANEOUS
                                  -------------

     12.1     Notices.  All  notices, requests, demands and other communications
              -------
required or permitted to be given hereunder or under any Transaction Document shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail addressed as follows:

                           (a)     If  to  Parent  or  Merger  Sub  to:

                                   VSource,  Inc.
                                   5740  Ralston,  Suite  110
                                   Ventura,  California  93003
                                   Facsimile:  (805)  676-1193
                                   Attention:  Sandford  T.  Waddell

                                   with  a  copy  to:

                                   Sheppard, Mullin, Richter & Hampton LLP
                                   650  Town  Center  Drive,  4th  Floor
                                   Costa  Mesa,  California  92626
                                   Attn:  John  J.  Giovannone,  Esq.
                                   Facsimile:  (714)  513-5130

                           (b)     If  to  the  Founders  to:

                                   Mr.  Colin  P.  Kruger
                                   Mr.  Michael  Shirman
                                   c/o Online Transaction Technologies, Inc. 5777 W. Century Boulevard, Suite 1400 Los Angeles, CA 90045
                                   Attention:  Colin  P.  Kruger
                                   Facsimile:  (310)  337-9560

                                   with  a  copy  to:

                                   Kathleen  Carter,  Esquire
                                   Remer,  Divencenzo  and  Griffith
                                   2121  E  Coast  Highway
                                   Corona  Del  Mar,  CA  92625
                                   Facsimile:  (949)  759-0788


                                   Steve  Godwin,  Esquire
                                   120  N.  Almont  Drive,  #3
                                   Beverly  Hills,  CA  90211
                                   Facsimile:  (310)  276-6014

                           (c)     If  to  the  Company  to:

                                   Online  Transaction  Technologies,  Inc.
                                   5777  W.  Century  Boulevard,  Suite  1400
                                   Los  Angeles,  CA  90045
                                   Attention:  Colin  P.  Kruger
                                   Facsimile:  (310)  337-9560

                                   with  a  copy  to:

                                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                   1999  Avenue  of  the  Stars
                                   Los  Angeles,  CA  90067
                                   Attention:  Barry  L.  Dastin,  Esquire
                                   Facsimile:  (310)  788-1200

     Any party may by notice given in accordance with this Section 12.1 to the other parties designate another address or person for receipt of notices hereunder.

     12.2     Entire  Agreement.  This  Agreement  (including  the Schedules and
              -----------------
Exhibits hereto) and the Transaction Documents contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements, representation and warranties, written or oral, with respect thereto.

     12.3     Waivers  and  Amendments.  This  Agreement  and  each  Transaction
              ------------------------
Document may be amended, superseded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the parties hereto or thereto or, in the case of a waiver, by the party waiving compliance. The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement or any Transaction Document shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     12.4     Governing Law.  This Agreement and each Transaction Document shall
              -------------
be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship created hereby or thereby shall be conducted only in Los Angeles County, California. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in United States District Court for the Central District of California and in the Superior Court for Los Angeles County in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship between the parties created hereby or thereby.

     12.5     Arbitration.  Notwithstanding  anything herein to the contrary, if
              -----------
there shall be a dispute among any of the parties arising out of or relating to this Agreement or any Transaction Document (including without limitation the issue of arbitrability or the indemnities provided herein or therein, or the breach thereof), the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to. Each party hereby irrevocably consents and submits to personal jurisdiction in the State of California for any arbitration contemplated by this Section 12.5.
Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     12.6     Attorneys' Fees.  If any legal action or dispute arises under this
              ---------------
Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, arbitration costs, investigative costs, reasonable accounting fees and charges for experts.

     12.7     Binding  Effect;  Assignment.This  Agreement  and each Transaction
              ----------------------------
Document shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. Neither this Agreement or any Transaction Document, nor any of the rights hereunder or thereunder, may be assigned by any party, nor may any party delegate any obligations hereunder or thereunder, without the written consent of the other party hereto or thereto. Any non-permitted assignment or attempted assignment shall be void.

     12.8     No Third Party Beneficiaries.  Nothing herein is intended or shall
              ----------------------------
be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, except as otherwise provided herein.

     12.9     Counterparts.  This Agreement and each Transaction Document may be
              ------------
executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof or thereof each signed by less than all, but together signed by all of the parties.

     12.10     Schedules  and  Exhibits.  The Schedules and Exhibits attached to
               ------------------------
this Agreement or to any Transaction Document are a part hereof or thereof, as applicable, as if fully set forth herein or therein.

     12.11     Headings.  The headings herein or in any Transaction Document are
               --------
for reference only and shall not affect the interpretation of this Agreement or such Transaction Document. Whenever the context requires in this Agreement or any Transaction Document, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.

     12.12     Severability.  Whenever  possible,  each  provision  of  this
               ------------
Agreement and any Transaction Document shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement or any Transaction Document is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Transaction Document.

     12.13     Mutual  Drafting.  The  parties hereto are sophisticated and have
               ----------------
been represented by lawyers throughout the transactions contemplated hereto who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any Transaction Document and therefore waive their effects.

     12.14     Further  Assurances.  Each  party  hereto  shall  execute  such
               -------------------
documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement or any Transaction Document and the transactions contemplated hereby or thereby.

     12.15     Expenses.  Except  as  provided in Section 10.2, each party shall
               --------
bear all expenses which such party incurs in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. Without limiting the foregoing, the Company shall pay prior to Closing all amounts owing to the brokers identified on Schedule 4.26 (it being agreed that such amounts shall be paid in shares of
    --------------
Company Common Stock) and Parent shall pay all amounts owing to the firm identified on Schedule 5.6. Except as described in the preceding sentence, the
               ------------
Surviving Corporation shall bear all expenses of the Company in connection with the Merger up to and including fifty thousand dollars ($50,000.00), and the Company Shareholders shall bear all expenses of the Company in connection with the Merger which exceed fifty thousand dollars ($50,000).

                   [balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the first date above written.


                             VSOURCE,  INC.


                             By /s/ Robert C. McShirley, Chairman, President and
                                    Chief Executive Officer



                             OTT  ACQUISITION  CORP.


                             By /s/ Robert  C.  McShirley,  Chairman,  President
                                    and  Chief Executive  Officer



                             ONLINE  TRANSACTION  TECHNOLOGIES,  INC.


                             By /s/  Colin  P.  Kruger,  President


                                /s/  Colin  P.  Kruger


                                /s/  Michael  Shirman

                                   SCHEDULE A

                                   DEFINITIONS
                                   -----------

     "ACTION" means any action, suit, proceeding or investigation (provided that such investigation is by a Governmental Authority).

     "AFFILIATE" of a person means a second person who (i) controls, is controlled by or is under common control with the first person, or (ii) is a member of the immediate family of the first person, or (iii) a trust for the benefit of the first person or any Affiliate thereof.

     "APPLICABLE LAW" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such person.

     "BENEFIT PLAN" means any plan, agreement, arrangement or commitment (whether provided by insurance, self-insurance or otherwise) that is an employment, consulting or deferred compensation agreement; or an executive compensation, incentive, bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, or severance pay plan; or a life, health, post-retirement benefit, worker's compensation, unemployment benefit, disability or accident plan; or a holiday, vacation, leave of absence, Christmas or other bonus practice; or expense reimbursement, automobile or other transportation allowance; or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA, maintained by the Company or with respect to which the Company has or in the future may have, any contribution or other liability or obligation with respect to any current or former employees of the Company, or their beneficiaries.

     "BOOKS AND RECORDS" means all books and records, including manuals, price lists, mailing lists, lists of customers, inventory control procedures and data, sales and promotional materials, purchasing materials, personnel records, quality control records and procedures, accounting records, tax records and litigation files (regardless of the media in which stored).

     "CGCL"  means  the  California  General  Corporation  Law.

     "CLOSING PRICE" means the closing price of Parent Common Stock (i) on NASDAQ, as reported in The Wall Street Journal, or (ii) for periods during which Parent Common Stock is not listed on NASDAQ, quoted on the NASD OTC Electronic Bulletin Board, as reported in the NASD "pink sheets" or other reporting service.

     "CODE" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

     "COMPANY CAPITAL STOCK" means shares of Company Common Stock or Company Preferred Stock.

     "COMPANY  COMMON  STOCK"  means  the  common  stock  of  the  Company.

     "COMPANY  CONTRACT"  has  the  meaning  set  forth  in  Section  4.11.

     "COMPANY EMPLOYEE OPTION" means an option to purchase shares of Company Common Stock issued to an employee of the Company or to Charlie Webber or Raul Pallares.

     "COMPANY PREFERRED STOCK" means the Series A-1 and Series A-2 preferred stock of the Company.

     "COMPANY PROPRIETARY ASSET" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     "COMPANY SHAREHOLDER" means any person who is the record holder of Company Capital Stock immediately prior to the Effective Time.

     "COMPANY WARRANT" means a warrant or option (other than a Company Employee Option) to purchase shares of Company Common Stock.

     "COMPANY WARRANT HOLDER" means any person who is the record holder of a Company Warrant immediately prior to the Effective Time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE RATIO" means .25163, representing the quotient (rounded to the 5th decimal place) of (x) the Total Number of Shares of Parent Common Stock To Be Issued, divided by (y) the sum of (A) the shares of Company Common Stock outstanding immediately prior to the Effective Time, and (B) the shares of Company Common Stock which could be acquired (irrespective of vesting) upon conversion of all Company Preferred Stock outstanding immediately prior to the Effective Time. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or any other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

     "GAAP"  means  generally  accepted  accounting  principles.

     "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority or instrumentality, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "JOINDER  AGREEMENT"  has  the  meaning  set  forth  in  Section  8.8.

     "KGI PARTY" means any of Harvey Kibel, Steve Green, JMI Limited, L.P., Adam Michelin or Kibel Green Issa, Inc.

     "LIABILITY" or "LIABILITIES" means, with respect to any person, any liability or obligation of such person of any kind, character or description, whether known or unknown, absolute or contingent, unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such person.

     "LOSSES" means all losses, costs, claims, liabilities, damages, lawsuits, demands and expenses (including attorney's fees), and all amounts paid in the investigation, defense or settlement of any of the foregoing.

     "MATERIAL ADVERSE EFFECT" means, with respect to the Company, any material adverse effect in the financial condition, business, results of operations, assets, liabilities, or operations of the Company. Any adverse effect that is proximately caused by the industry in which the Company competes shall not be taken into account in determining whether there has been a Material Adverse Effect.

     "MERGER CONSIDERATION DOLLAR VALUE" means six million nine hundred twenty-two thousand eight hundred and eight-five dollars ($6,922,885); provided,
                                                                       --------
however  that  such figure shall be subject to adjustment as provided in Article
-------
3.

     "PARENT COMMON STOCK" means the common stock, $.01 par value per share, of Parent.


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
     "PERMITS" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of the Company.

     "PERSON" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

     "PROPRIETARY ASSET" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, brand name, corporate name, domain name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     "REPLACEMENT  WARRANT"  has  the  meaning  set  forth  in  Section  2.1.

     "REPRESENTATIVE" means any officer, director, principal, major shareholder, in-house attorney, agent, employee or representative.

     "RETURN" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including and any amendments or supplements to any of the foregoing. The term "Return" means any one of the foregoing Returns.

     "TAX" or "TAXES" means any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member.

     "TOTAL NUMBER OF SHARES OF PARENT COMMON STOCK TO BE ISSUED" means one million one hundred thirty thousand nine hundred and fifty (1,130,950) shares of Parent Common Stock.

     "TRANSACTION DOCUMENT" means, when used in reference to a particular person, any agreement, document or instrument to be executed by such person in connection with the transactions contemplated hereby.

     "WARRANT  HOLDER  AGREEMENT"  has  the  meaning  set  forth in Section 8.9.


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